Exhibit 99.1

NEWS RELEASE
Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS SECOND QUARTER

AND SIX MONTHS 2009 RESULTS

JULY 30, 2009 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE:FRZ) today reported financial results for the second quarter and six months ended June 30, 2009.

Revenues for the second quarter of 2009 were $99.9 million, compared to $102.7 million in the same quarter of 2008.  The Company’s net income was $8.2 million in the second quarter of 2009, compared to net income of $5.7 million in the same period of 2008.  Diluted net income per share was $0.37 in the second quarter of 2009 compared to a diluted net income per share of $0.26 in the second quarter of 2008.  Included in the 2009 results are $0.5 million of costs related to the ongoing antitrust investigations and related litigation.  Included in the 2008 results are $4.6 million of costs related to the antitrust investigations and related litigation, $0.1 million in costs related to the termination of the merger agreement between the Company and affiliates of GSO Capital Partners LP (“GSO”) on January 31, 2008, and the related stockholder litigation and a gain of $1.0 million related to the settlement of a property insurance claim.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and the effects of certain other items, was $30.1 million in the second quarter of 2009, compared to $29.0 million in the second quarter of 2008.  Available Cash for the second quarter of 2009 was $13.2 million compared to $24.3 million in the second quarter of 2008.  A discussion regarding the presentation of Adjusted EBITDA and Available Cash in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net loss and the calculation of Available Cash, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

“Challenging economic conditions continued to impact sales volumes during the second quarter, although the impacts on the quarter and year-to-date periods remain better than the last quarter of 2008,” commented Chairman of the Board, Chief Executive Officer and President Gilbert M. Cassagne.  “In addition, we continue to benefit from favorable commodity costs and good cost controls, especially in regards to labor. We are also continuing to execute on opportunities to improve the business that were identified in our strategic planning process.”

Revenues in the first six months of 2009 were $142.1 million, compared to $145.7 million in the same period of 2008.  The Company’s net loss was $3.7 million in the first six months of 2009, compared to net income of $2.3 million in the same period of 2008.  Net loss per share was $0.17 in the first six months of 2009, compared to diluted net income of $0.11 in the same period of 2008.  Included in the 2009 results are $3.3 million of costs related to the ongoing antitrust investigations and related litigation.  Included in the results for the first six months of 2008 were a gain of $17.0 million related to the termination of the merger agreement between the Company and affiliates of GSO Capital Partners LP (“GSO”) on January 31, 2008, a gain of $1.0 million related to the settlement of a property insurance claim, $5.8 million of costs related to the antitrust investigations and related litigation and $0.9 million of costs related to the GSO transaction and the related stockholder litigation.  Adjusted EBITDA was $25.0 million in the first six months of 2009 versus $24.8 million in 2008. Available Cash for the first six months of 2009 was negative $1.3 million, compared to positive $15.2 million in the first six months of 2008.

CONFERENCE CALL

The Company has scheduled a conference call for today, Thursday, July 30, 2009 at 10:00 a.m. Eastern time.  To participate, dial (800) 860-2442 ten minutes prior to the start time, referencing confirmation code 432465.  A telephonic replay will be available through August 6, 2009 and may be accessed by calling (877) 344-7529 and using the above-listed confirmation code.  A live webcast and archived replay of the conference call can also be accessed on the Company’s website at www.reddyice.com.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to a variety of customers in 32 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

– Financial Tables Follow –

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands, except per share amounts)

Revenues	$99,899	$102,687	$142,145	$145,722
Cost of sales (excluding depreciation)	57,223	62,497	92,703	99,785
Depreciation expense related to cost of sales	5,166	5,297	10,294	10,447
Gross profit	37,510	34,893	39,148	35,490
Operating expenses	13,223	12,054	25,400	22,891
Depreciation and amortization expense	1,730	1,656	3,439	3,297
Loss on dispositions of assets	461	244	457	240
Gain on diesel hedge	(1,081)	—	(725)	—
Cost of antitrust investigations and related litigation	458	4,615	3,340	5,802
Transaction costs related to merger agreement	—	138	—	949
Gain on property insurance settlement	—	(1,036)	—	(1,036)
Income from operations	22,719	17,222	7,237	3,347
Interest expense	(7,257)	(7,934)	(14,478)	(15,830)
Interest income	36	181	106	464
Gain on termination of merger agreement	—	—	—	17,000
Income (loss) before income taxes	15,498	9,469	(7,135)	4,981
Income tax (expense) benefit	(7,260)	(3,811)	3,406	(2,634)
Net income (loss)	$8,238	$5,658	$(3,729)	$2,347

Basic net income (loss) per share:
Net income (loss)	$0.37	$0.26	$(0.17)	$0.11
Weighted average common shares outstanding	22,253	22,003	22,066	22,001

Diluted net income (loss) per share:
Net income (loss)	$0.37	$0.26	$(0.17)	$0.11
Weighted average common shares outstanding	22,253	22,015	22,066	22,025

Cash dividends declared per share	$—	$0.42	$—	$0.84

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

OTHER SUPPLEMENTAL INFORMATION

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands)

Packaged ice revenues	$97,971	$100,553	$138,258	$141,438
Other ice revenues	1,928	2,134	3,887	4,284
Total revenues	$99,899	$102,687	$142,145	$145,722

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	June 30,	December 31,
	2009	2008
	(in thousands)

Cash and cash equivalents	$10,353	$39,684
All other current assets	64,567	45,365
Total assets	448,329	454,559

Accounts payable and accrued expenses	$35,561	$35,592
Total current and non-current debt (including revolving credit facility)	390,602	390,500
Total stockholders’ equity (deficit)	(224)	872
Total liabilities and stockholders’ equity (deficit)	448,329	454,559

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents the Company’s consolidated net income (loss) before income taxes, interest and depreciation and amortization.  Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items, Reddy Ice Holdings, Inc. (“Reddy Holdings”) gains and expenses and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s credit facility.  EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net income (loss)”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s credit facility, including Reddy Ice Corporation’s ability to pay dividends to Reddy Holdings to fund cash interest payments on its senior discount notes and any dividends paid to its stockholders.

Adjusted EBITDA as we have presented it may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income (loss)”.  Users of this financial information should consider the types of events and transactions which are excluded.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands, unaudited)

Net income (loss)	$8,238	$5,658	$(3,729)	$2,347
Depreciation expense related to costs of sales	5,166	5,297	10,294	10,447
Depreciation and amortization expense	1,730	1,656	3,439	3,297
Interest expense	7,257	7,934	14,478	15,830
Interest income	(36)	(181)	(106)	(464)
Income tax expense (benefit)	7,260	3,811	(3,406)	2,634
EBITDA	29,615	24,175	20,970	34,091
Other non-cash charges:
Stock-based compensation expense	558	885	955	1,717
Loss on disposition of assets	461	244	457	240
Increase in fair value of diesel hedge	(1,024)	—	(770)	—
Gain on property insurance settlement	—	(1,036)	—	(1,036)
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)	458	4,615	3,340	5,802
Transaction costs related to merger agreement (a)	—	138	—	949
Gain on termination of merger agreement (a)	—	—	—	(17,000)
Adjusted EBITDA	$30,068	$29,021	$24,952	$24,763

(a)          Represents the elimination of (i) the costs incurred in connection with the ongoing antitrust investigations and related litigation, (ii) the costs related to the GSO transaction and the related stockholder litigation and (iii) the gain recognized in connection with the termination of the merger agreement with affiliates of GSO on January 31, 2008.  The gain related to the termination of the merger agreement is excluded from Adjusted EBITDA for purposes of the Company’s credit facility as the proposed acquisition was of Reddy Holdings.  The costs related to the GSO merger agreement and the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005 and the funds paid to Reddy Holdings by affiliates of GSO in February 2008 in connection with the termination of the merger agreement.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions and dispositions of businesses and the purchase and sale of leased assets, when calculating Adjusted EBITDA.  The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands, unaudited)

Adjusted EBITDA	$30,068	$29,021	$24,952	$24,763
Acquisition adjustments (a)	—	28	—	58
Elimination of lease expense (b)	—	12	—	22
Pro forma adjusted EBITDA	$30,068	$29,061	$24,952	$24,843

(a)          Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented.  All acquisitions included herein were consummated on or before June 30, 2009.

(b)         Represents the elimination of historical lease expense resulting from the purchase of certain leased real estate in the fourth quarter of 2008.

Available Cash is a defined term in the Company’s credit agreement and is a key measure in evaluating the Company’s ability to pay dividends.  Available Cash for the three and six months ended June 30, 2009 and 2008 was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands, unaudited)

Adjusted EBITDA	$30,068	$29,021	$24,952	$24,763
Less:
Cash paid for interest expense, net	2,817	4,061	7,652	8,089
Cash paid for income taxes	529	663	529	678
Capital expenditures, net of applied proceeds from dispositions	13,547	—	18,085	800
Principal repayments of indebtedness	—	5	—	20
Available Cash	$13,175	$24,292	$(1,314)	$15,176